Exhibit 99.1
PRESS RELEASE
Media Contacts:
Kelly Loeffler, VP, Investor Relations & Corp. Communications
IntercontinentalExchange
770-857-4726
kelly.loeffler@theice.com
Sarah Stashak, Director, Investor & Public Relations
IntercontinentalExchange
770-857-0340
sarah.stashak@theice.com
Andy Merrill / Tripp Kyle
Finsbury Group for The Clearing Corporation
+1-212-303-7600
ccorp@finsbury.com
IntercontinentalExchange, The Clearing Corporation and Nine Major Dealers
Announce New Developments in Global CDS Clearing Solution
**ICE to Acquire The Clearing Corporation
as Clearing Initiative Advances**
NEW YORK (October 30, 2008) — IntercontinentalExchange, Inc. (NYSE: ICE), a leading operator of global regulated futures exchanges and over-the-counter (OTC) markets, and The Clearing Corporation (TCC), today announced new agreements intended to advance their previously announced joint global clearing solution for Credit Default Swaps (CDS). Together with nine of the major global investment banks who are dealers in the CDS markets, ICE and TCC have entered into memorandums of understanding (MOUs) to develop a joint global clearing solution and to effect the acquisition of TCC by ICE.
Under the terms of the new agreements, ICE will acquire TCC and will form ICE US Trust (ICE Trust), a New York limited purpose trust company and subsidiary of ICE, with the support of Bank of America, Citi, Credit Suisse, Deutsche Bank, Goldman Sachs, J.P. Morgan, Merrill Lynch, Morgan Stanley and UBS. As previously announced, ICE and TCC continue to work closely with regulators, other market participants and industry groups to develop a comprehensive central counterparty clearing solution for the CDS market. This customized solution is currently undergoing final testing in preparation for launch.
“ICE has been a long-time believer in the value that clearing brings to market participants, and we’ve demonstrated that belief by creating innovative clearing and risk management solutions in both the futures and the over-the-counter markets,” said ICE Chairman and CEO Jeffrey C. Sprecher. “We have made a commitment to developing a market structure that reduces risk and increases transparency and capital efficiency in these important global markets, first through our acquisition of Creditex, and now through our planned acquisition of The Clearing Corporation. Both of these organizations have demonstrated strong dedication to the CDS community.”
“TCC has served as a credit intermediary in a broad range of markets since 1925, and the CDS market represents an excellent opportunity to apply our expertise,” said Kevin R. McClear, Chief Operating Officer of TCC. “Our work over the last two years has laid a strong foundation for a market-based solution that will significantly reduce counterparty risk and is intended to address applicable regulatory requirements.”
The Boards of Directors of ICE and TCC have approved the MOUs, specific terms of which have not been disclosed at this time. The transaction is subject to the receipt of required government approvals. The parties will work toward receiving the necessary governmental approvals while working to execute definitive documents during the fourth quarter of 2008, by which time they expect to begin clearing CDS transactions through ICE Trust. Post-transaction TCC will continue to support its existing clearing customers.
J.P. Morgan was the financial advisor to ICE and Sandler O’Neill + Partners, L.P. was the financial advisor to TCC on the transaction. Legal advisors to ICE, TCC and certain shareholders of TCC were Shearman & Sterling LLP, Katten Muchin Rosenman LLP, and Crowell & Moring LLP, respectively.
This announcement is for informational purposes only and does not constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell, otherwise dispose of or issue, or any solicitation of any offer to sell, otherwise dispose of, issue, purchase, or otherwise acquire or subscribe for, any security.
About IntercontinentalExchange
IntercontinentalExchange® (NYSE: ICE) operates regulated global futures exchanges and over-the-counter (OTC) markets for agricultural, energy, equity index and currency contracts, as well as credit derivatives. ICE® offers these markets to participants around the world through its technology infrastructure and trading platform, together with clearing, market data and risk management services. ICE Futures EuropeTM is ICE’s regulated energy futures exchange. ICE’s regulated North American exchanges, ICE Futures U.S. ® and ICE Futures CanadaTM, offer markets for agricultural and financial contracts. Creditex, a market leader in trade execution and processing for credit derivatives, is also a wholly-owned subsidiary of ICE. A member of the Russell 1000® and S&P 500 indices, ICE is headquartered in Atlanta, with offices in New York, London, Chicago, Winnipeg, Calgary, Houston and Singapore. www.theice.com.
About The Clearing Corporation
The Clearing Corporation provides clearing services for global exchange and over-the-counter (OTC) traded derivatives. As an independent derivatives clearinghouse, The Clearing Corporation is in a unique position to provide innovative and customer-focused OTC and exchange-traded derivatives clearing services. The Clearing Corporation is a stockholder-owned, Delaware corporation, now in its 83rd year of business and serves numerous clients in a variety of markets. Additional information on The Clearing Corporation is available at www.clearingcorp.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding IntercontinentalExchange’s business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE’s Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE’s Annual Report on Form 10-K for the year ended December 31, 2007, and ICE’s Quarterly Report on Form 10-Q, as filed with the SEC on February 13, 2008, and August 4, 2008, respectively.